Exhibit 99.1

MONITRONICS INTERNATIONAL

ANNOUNCES EXCHANGE OFFER

Englewood, CO — November 5, 2018 - Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA) today announced that its wholly owned subsidiary, Monitronics International, Inc. (“Monitronics”), launched an offer to exchange (the “Exchange Offer”) up to $585,000,000 aggregate principal amount of Monitronics’ 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 (the “New Notes”) to be issued for validly tendered (and not validly withdrawn) Monitronics’ 9.125% Senior Notes due 2020 (the “Old Notes”) and, in conjunction with the Exchange Offer, a solicitation (the “Consent Solicitation”) of consents (the “Consents”) by Monitronics to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Old Notes Indenture”). The New Notes will be secured on a second priority basis by liens on all of the outstanding stock of Monitronics and on substantially all of the assets of Monitronics and the guarantors of the New Notes, which have also been pledged on a first priority basis as collateral to secure Monitronics’ and such guarantors obligations under Monitronics’ existing senior secured credit agreement (the “Credit Facility”). Interest payable in cash will accrue at a rate of 5.500% per annum and interest payable by increasing the aggregate principal amount of the outstanding New Notes or by issuing additional New Notes will accrue at a rate of 6.500% per annum. Tenders of Old Notes may be withdrawn and Consents may be revoked prior to 5:00 p.m., New York City time, on November 19, 2018 (the “Early Tender Time”), but not thereafter, subject to limited exceptions, unless such time is extended. The Exchange Offer will expire at 11:59 p.m., New York City time, on December 10, 2018 (such time and date, as the same may be extended, the “Expiration Time”).

The Exchange Offer

Upon the terms and conditions set forth in the offering memorandum and consent solicitation statement (the “Offering Memorandum”), Monitronics is offering Eligible Holders (as described below) of Old Notes the opportunity to receive New Notes in exchange for their Old Notes. Participating holders that validly tender (and do not validly withdraw) Old Notes prior to the Early Tender Time will receive $1,000 principal amount of New Notes per $1,000 principal amount of such Old Notes (the “Exchange Consideration”). Participating holders that validly tender (and do not validly withdraw) Old Notes after the Early Tender Time but prior to the Expiration Time will receive $950 principal amount of New Notes per $1,000 principal amount of such Old Notes (the “Late Exchange Consideration”). The following summarizes the exchange consideration for each $1,000 aggregate principal amount of Old Notes that is validly tendered (and not validly withdrawn) by participating holders.

Title of Old Notes to be Tendered	CUSIP/ISIN Numbers	Early Tender Time	Outstanding Principal Amount(1)	Exchange Consideration(2)	Late Exchange Consideration(2)
9.125% Senior Notes due 2020	609453AG0 / US609453AG02	5:00 p.m., New York City time, November 19, 2018	$585,000,000	$1,000 aggregate principal amount of New Notes	$950 aggregate principal amount of New Notes

(1)                   Aggregate principal amount of Old Notes outstanding as of November 2, 2018.

(2)                   All participating holders will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes from the last interest payment date to, but not including, the settlement date for the Exchange Offer (the “Settlement Date”).

The Consent Solicitation

In connection with the Exchange Offer, and on the terms and subject to the conditions set forth in the Offering Memorandum, Monitronics is soliciting consents from registered holders of Old Notes to the Proposed Amendments to the Old Notes Indenture, which will become effective upon execution; however, the Proposed Amendments will become operative immediately prior to the acceptance of such Old Notes pursuant to the Exchange Offer on the Settlement Date. Holders who tender their Old Notes into the Exchange Offer will be deemed to have submitted their Consent.

The Proposed Amendments would (i) eliminate or waive substantially all of the restrictive covenants and events of default contained in the Old Notes Indenture and the Old Notes, and (ii) modify or eliminate certain other provisions contained in the Old Notes Indenture and the Old Notes, including certain provisions relating to defeasance and to the minimum notice requirements for optional redemption.  In addition, any Old Notes that remain outstanding following the consummation of the Exchange Offer will become effectively subordinated to the New Notes to the extent the value of the collateral securing the New Notes, which is comprised of all of outstanding stock and substantially all of the assets of Monitronics and its subsidiaries.

General

As previously announced, Monitronics and Ascent are party to an Amended and Restated Transaction Support Agreement (the “Amended and Restated Support Agreement”) with, among others, certain holders collectively owning or controlling approximately 65% of the aggregate outstanding principal amount of the Old Notes (collectively, the “Consenting Noteholders”). Pursuant to the Amended and Restated Support Agreement, the Consenting Noteholders have agreed to tender or cause to be tendered all Old Notes held by such Consenting Noteholders (other than Old Notes in denominations of less than $1,000, if applicable) and take all commercially reasonable actions, and support and cooperate with Monitronics and Ascent to take all commercially reasonable actions, necessary to consummate the Exchange Offer and the Consent Solicitation in accordance with the terms and conditions of the Amended and Restated Support Agreement, including without limitation to vote in favor of, or otherwise support, the transactions contemplated thereunder,  including the Exchange Offer and the Consent Solicitation.

Consummation of the Exchange Offer is conditioned upon the satisfaction or waiver of the conditions specified in the Offering Memorandum, including, among others, the following: (i) an amendment to Monitronics’ Credit Facility, which amendment, among other things, permits issuance of the New Notes, shall have become effective on or prior to the Expiration Time, (ii) at least 65% in aggregate principal amount of Old Notes, including by participating holders who are party to the Amended and Restated Support Agreement, shall have been validly tendered (and not validly withdrawn) in the Exchange Offer prior to the Expiration Time and (iii) the Amended and Restated Support Agreement shall not have been terminated (with respect to Monitronics or the Requisite Consenting Noteholders (as defined therein)) pursuant to its terms. These conditions and the other conditions to the Exchange Offer are described more fully in the Offering Memorandum. The Exchange Offer and the Consent Solicitation may be amended, extended, terminated or withdrawn by Monitronics for any reason in its sole discretion.

Monitronics will not receive any cash proceeds from the Exchange Offer, the Consent Solicitation or the issuance of the New Notes in connection with the Exchange Offer. The New Notes will be issued pursuant to an indenture, dated as of the Settlement Date, among Monitronics, the guarantors party thereto and Ankura Trust Company, as trustee and collateral agent. The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second priority basis by each of Monitronics’ restricted subsidiaries, including all of Monitronics’ subsidiaries that own any of its material assets.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or in any other jurisdiction absent registration or an applicable exemption from the registration requirements of the securities laws of such other jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities, nor shall there be any offer, solicitation or sale of the New Notes or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering documents will be distributed only to holders of the Old Notes that complete and return a letter of eligibility to D.F. King & Co., Inc., as Exchange Agent and Information Agent, confirming that they are “Eligible Holders” (as further defined in the letter of eligibility) for the purposes of the Exchange Offer and the Consent Solicitation.

D.F. King & Co., Inc. is acting as the Exchange Agent and Information Agent for the Exchange Offer and the Consent Solicitation. Requests for the offering documents from “Eligible Holders” may be directed to D.F. King & Co., Inc. and holders of the Old Notes may complete and submit a letter of eligibility online at www.dfking.com/monitronics or by e-mail to monitronics@dfking.com or by phone at (212) 269-5550 (for brokers and banks) or (877) 674-6273 (for all others).

None of Ascent, Monitronics, their subsidiaries or any other person makes a recommendation as to whether holders of the Old Notes should tender their Old Notes pursuant to the Exchange Offer or deliver Consents pursuant to the

Consent Solicitation. Each holder must make its own decision as to whether to tender its Old Notes and to deliver Consents, and, if so, the principal amount of the Old Notes as to which action is to be taken.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the issuance of the New Notes and other matters that are not historical facts. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks” “may,” “will,” “should,” and similar expressions may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Monitronics to satisfy the conditions to the settlement of the Exchange Offer and the Consent Solicitation, general market and economic conditions, changes in law and government regulations and other matters affecting the business of Monitronics, and the other risks described in the Offering Memorandum. These forward-looking statements speak only as of the date of this press release, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Monitronics and about the risks and uncertainties related to Monitronics’s business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (NASDAQ: ASCMA) is a holding company whose primary subsidiary, Monitronics, operates as Brinks Home SecurityTM, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas Fort-Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. Brinks Home Security has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com